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                                                                      EX-99.c.23

            CERTIFICATE OF THE VICE PRESIDENT AND ASSISTANT SECRETARY

                                       OF

                                  THE UBS FUNDS

            RESOLUTIONS REGARDING THE LIQUIDATION AND DISSOLUTION OF
             UBS GLOBAL TECHNOLOGY FUND AND UBS GLOBAL BIOTECH FUND

         Pursuant to Article V, Section 10 of the By-Laws, dated August 9, 1993, of The UBS Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

         1. He is the duly elected, qualified and acting Vice President and Assistant Secretary of the Trust.

         2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the "Declaration"), pursuant to Article VIII, Section 2 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") approving the liquidation of UBS Global Technology Fund and UBS Global Biotech Fund.

         3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at the Regular Meeting of the Board of Trustees on June 3, 2002 and remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 3rd day of June, 2002.

(Trust Seal)
                                         /s/ David M. Goldenberg
                                         --------------------------------------
                                         David M. Goldenberg
                                         Vice President and Assistant Secretary
                                         The UBS Funds
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         RESOLUTIONS ADOPTED JUNE 3, 2002 AND INCORPORATED BY REFERENCE
                   INTO THE AGREEMENT AND DECLARATION OF TRUST
                                OF THE UBS FUNDS
                              DATED AUGUST 9, 1993
                   PURSUANT TO ARTICLE VIII, SECTION 2 THEREOF

            RESOLUTIONS REGARDING THE LIQUIDATION AND DISSOLUTION OF
             UBS GLOBAL TECHNOLOGY FUND AND UBS GLOBAL BIOTECH FUND

RESOLVED,         that the liquidation and dissolution of each of UBS
                  Global Technology Fund and UBS Global Biotech Fund is hereby approved in concept; and it is;

FURTHER
RESOLVED,         that the Plans of Dissolution, Liquidation and
                  Termination (the "Plans"), in substantially the form presented to the Board at this meeting be, and they are hereby approved and adopted with such changes as the officers of the Trust, in consultation with counsel, may deem necessary, desirable or appropriate; and it is

FURTHER
RESOLVED,         the officers are hereby authorized and instructed to
                  take any and all actions as provided for in the Plans and any and all such further actions as they may consider necessary or desirable to carry out the purposes of the Plans, including withdrawing any state notices of the Funds and/or their shares and the filing of any tax returns and other papers which may be necessary or appropriate to implement the Plans.